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                                                               Exhibit 99

Second Amendment To First Amended And Restated Loan Agreement

     This Second Amendment to First Amended and Restated Loan Agreement (this "Amendment") is entered into at Columbus, Ohio, by and among The Huntington National Bank, KeyBank National Association, The First National Bank of Chicago, Fleet National Bank, Star Bank, National Association, Corestates Bank, National Association, PNC Bank, Ohio, National Association, The Provident Bank and National City Bank of Columbus, as lenders (the "Banks"); The Huntington National Bank and KeyBank National Association, as co-agents (the "Co-Agents"); The Huntington National Bank, as administrative agent (the "Administrative Agent"); Glimcher Properties Limited Partnership, as borrower (the "Company"); and Glimcher Realty Trust and Glimcher Properties Corporation, as guarantors (collectively the "Guarantor"), as of the 26th day of November, 1996, in order to amend the First Amended and Restated Loan Agreement entered into by and among The Huntington National Bank, KeyBank National Association (in each case in their respective roles as lenders and agents), the Company and the Guarantor as of the 30th day of June, 1995, as thereafter amended as of the 17th day of October, 1995 (the "Loan Agreement").

     Whereas, the parties to this Amendment desire to amend certain of the provisions of the Loan Agreement, the Loan Agreement is hereby amended as follows:

     1. Section 8.15 of the Loan Agreement is hereby amended to recite in its entirety as follows:

          Except for any restrictions imposed by governmental authorities, there do not now and will not in the future exist any restrictions on the payment to the Company or the Guarantor of the cash flow from any of the respective properties of the Company or the Guarantor after payment of the debt service and operating expenses and funding of any required maintenance or capital improvement reserve associated with such property, nor will there exist any such restrictions as to that portion of the cash flow from any Joint Venture (as defined in Section
          10.14 of this Agreement) that is payable to the Company or the Guarantor by reason of their respective pro rata ownership interests in such Joint Venture.

     2. Section 10.9 of the Loan Agreement is hereby amended to recite in its entirety as follows:

          Neither the Company nor the Guarantor will purchase for investment securities of any kind excepting (a) bonds or other obligations of the United States; (b) certificates of deposit issued by commercial banks with a capital of at least $100,000,000.00; (c) commercial paper rated at least A-1 or P-1; (d) such money market funds and similar investments as are acceptable to the Co-Agents; (e) investments in each other; and (f) investments in Glimcher/Glaziers LA MetroMall LLC, Glimcher/Glaziers NJ MetroMall LLC, California MetroMall LLC, Elizabeth MetroMall LLC, Olathe Mall LLC and Great Plains MetroMall LLC, which entities have been or will be formed in connection with Company's and/or Guarantor's investment in regional shopping malls to be located in Olathe, Kansas, Elizabeth, New Jersey and Carson, California.

     3. Section 10.14 of the Loan Agreement is hereby amended to recite in its entirety as follows:

          Investments in Joint Ventures by the Company and the Guarantor, whether in the form of equity or inter-company debt, shall not exceed $175,000,000.00 without prior written approval of the Majority Banks, which approval shall not be unreasonably withheld. Investments in Joint Ventures that own real estate projects that have not yet been opened to the general shopping public shall not exceed $135,000,000.00 without such approval.


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          "Joint Venture" shall mean any business entity that is an
          unconsolidated Subsidiary of the Company or the Guarantor or of any Subsidiary or Joint Venture of either, and any business entity in which the Company, the Guarantor and their Subsidiaries and Joint Ventures hold in the aggregate less than a 100% ownership interest.

     4. Section 10.26 of the Loan Agreement is hereby amended to recite in its entirety as follows:

          Neither the Company nor the Guarantor shall enter into any agreement with any party that contains (a) a negative pledge, (b) an agreement not to convey or permit liens or (c) any comparable covenant. Notwithstanding the provisions of the foregoing sentence to the contrary, the Company and/or the Guarantor shall be permitted to enter into agreements containing a negative pledge, an agreement not to convey or permit liens or comparable covenants (in the aggregate, "Negative Pledge Covenants") under the following circumstances: (i) Negative Pledge Covenants may be provided in the Collateral Assignment of Preferred Partnership Interest (the "Security Agreement") in which Guarantor grants a security interest to Nomura Asset Capital Corporation (or an affiliate thereof) in preferred partnership interests issued by Borrower to Guarantor, to the extent any such security interest secures: Guarantor's obligation to repay, redeem or repurchase, in the event of the sale or refinance of a shopping mall, monies paid by Nomura Asset Capital Corporation or an affiliate thereof to purchase preferred stock, the proceeds of which were used by Guarantor, directly or indirectly, to acquire or construct any of the shopping malls associated with the entities described in Section 10.9(f) hereof, as modified; Guarantor's obligation to pay dividends on equity interests issued by Guarantor in return for such contributions; and obligations of Guarantor relating to its entering into the Security Agreements; (ii) Negative Pledge Covenants may be given to lenders in documenting any first mortgage financing obtained in order to acquire, construct, develop, redevelop, expand or renovate, either directly or indirectly, properties owned or to be acquired with the proceeds of such mortgage financing by Company or Guarantor, provided that such Negative Pledge Covenants relate solely to the properties being financed; and (iii) Negative Pledge Covenants may be given to the extent the same are customary in any easement agreements, development agreements, redevelopment agreements, or similar agreements entered into in connection with financing of the type described in (ii) above; provided, however, that in no event shall any Negative Pledge Covenants be given with respect to the Negative Pledge Pool.

     5.   A new Section 10.28 is added to the Loan Agreement to read as follows:

          10.28  Ratio of Project Costs to Asset Value.
                 -------------------------------------

          The Company's and the Guarantor's pro-rated share of the aggregate budgeted project costs of all projects under construction and not yet open to the general shopping public for a period of six months, excluding any infrastructure or off-site improvement costs that have been publicly financed, shall not exceed 25% of Asset Value, as defined in Section 10.29 hereof. The Company's and the Guarantor's pro-rated share of such project costs shall be deemed to be the higher of the percentage of their liability for indebtedness incurred in connection with the project or their percentage ownership interest in such project.

     6.   A new Section 10.29 is added to the Loan Agreement to read as follows:

          10.29  Total Debt to Asset Value.
                 -------------------------


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          (a) The consolidated total debt of the Company, the Guarantor and their respective Subsidiaries (determined in accordance with generally accepted accounting principles) shall not exceed 60% of Asset Value, to be tested quarterly beginning March 31, 1997, as of the end of each fiscal quarter, and, prior to March 31, 1997, to be tested monthly and the calculations to be provided to the Administrative Agent no later than 30 days following each month end. "Asset Value" shall mean the aggregate of the Company's, the Guarantor's and their respective Subsidiaries' consolidated earnings before interest, income taxes, depreciation and amortization and minority interest expense for the preceding twelve months (all as determined in accordance with generally accepted accounting principles) capitalized at a rate of 9.5% (substituting, as to properties owned for less than 12 months, the actual purchase price of such properties); plus the market value of each property under development, which shall be equal to its cost to date until the earlier of (i) 48 months from the beginning of construction of such development property, (ii) 30 months from the issuance of the Certificate of Occupancy for such development property, or (iii) 24 months from the opening of such development property to the general shopping public, and thereafter in accordance with the formula stated in the first part of this sentence; plus unrestricted cash and cash substitutes.

          (b) The consolidated total debt of the Company, the Guarantor and their respective Subsidiaries (determined in accordance with generally accepted accounting principles), plus, as to unconsolidated affiliates, the product of the outstanding debt of such affiliates and the greater of (i) the percentage of such affiliates' debt for which creditors of such affiliates have recourse to the Company or the Guarantor, or (ii) the percentage of the aggregate ownership of the Company and the Guarantor in such affiliate (the "Glimcher Percentage"), shall not exceed 65% of Total Asset Value, to be tested quarterly beginning March 31, 1997, as of the end of each fiscal quarter, and, prior to March 31, 1997, to be tested monthly and the calculations to be provided to the Administrative Agent no later than 30 days following each month end. "Total Asset Value" shall mean the aggregate of the Company's, the Guarantor's and their respective Subsidiaries' consolidated earnings before interest, income taxes, depreciation and amortization and minority interest expense ("EBITDA") for the preceding twelve months, less income from investments in joint ventures (all as determined in accordance with generally accepted accounting principles), plus the product of the EBITDA of each unconsolidated affiliate and the Glimcher Percentage with respect to such affiliate, capitalized at a rate of 9.5% (substituting, as to properties owned for less than 12 months, the actual purchase price of such properties); plus the product of the Glimcher Percentage and the market value of each property under development, which shall be equal to its cost to date until the earlier of (i) 48 months from the beginning of construction of such development property, (ii) 30 months from the issuance of the Certificate of Occupancy for such development property, or (iii) 24 months from opening of such development property to the general shopping public, and thereafter in accordance with the formula stated in the first part of this sentence; plus unrestricted cash and cash substitutes.

          (c) Upon any non-compliance with this Section 10.29, the Company and the Guarantor shall promptly execute and deliver to the Administrative Agent all such instruments, agreements and other writings reasonably required to convey to the


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          Co-Agents a first lien against the Negative Pledge Pool as security for all the obligations of the Company and the Guarantor pursuant to this Agreement and to the promissory notes executed in connection herewith.

     7. A new Section 10.30 is added to the Loan Agreement, to read as follows:

          10.30  EBITDA to Total Debt Service of Consolidated and Unconsolidated
                 ---------------------------------------------------------------
          Affiliates.
          ----------

          The ratio of the Company's, the Guarantor's and their respective Subsidiaries' consolidated earnings before interest, income taxes, depreciation and amortization and minority interest ("EBITDA"), plus, as to unconsolidated affiliates, the product of the EBITDA of each such affiliate and the greater of (i) the percentage of such affiliates' debt for which creditors of such affiliates' debt have recourse to the Company or the Guarantor, or (ii) the percentage of the aggregate ownership of the Company and the Guarantor in such affiliate, to "Total Consolidated and Unconsolidated Debt Service" shall be not less than 1.75, calculated as of the end of each fiscal quarter for the four calendar quarters preceding such date. "Total Consolidated and Unconsolidated Debt Service" shall mean Total Debt Service as defined in Section 10.24, plus, as to unconsolidated affiliates, the product of total interest plus scheduled debt amortization, excluding balloon payments of such affiliate, and the Glimcher Percentage (as defined in Section 10.29) as to each such affiliate.

     8.   A new section 10.31 is added to the Loan Agreement to read as follows:

          10.31  Notice of Other Defaults.
                 ------------------------

          The Company and the Guarantor shall give prompt written notice to the Co-Agents (a) upon the failure of the Guarantor to make any preferred dividend payment owing to Nomura Asset Capital Corporation or any of its affiliates, or (b) upon the occurrence of any default by the Company, the Guarantor or any of their affiliates in the performance of any obligation owing to Nomura Asset Capital Corporation or any of its affiliates under any instrument, agreement or other writing.

     9. Section 12.1(i) of the Loan Agreement is hereby amended to recite in its entirety as follows:

          12.1  Nature of Events.
                ----------------

          (i) the Company or the Guarantor fails to make any payment or to perform or observe any covenant owing to any of the Banks or to any third party pursuant to any agreement to repay borrowed money, and any applicable grace period has expired, to the extent that such failure as to any indebtedness to any third party permits such third party to accelerate the maturity of the indebtedness and the indebtedness exceeds $8,000,000.00, or there shall exist any Default by Glimcher Realty Trust in the performance of any of its obligations pursuant to its Articles Supplementary (as Default is defined therein).

     10. The Company and the Guarantor represent and warrant that no Event of Default has occurred and is continuing, nor will any occur immediately after the execution and delivery of this Amendment by the performance or observance of any provision hereof or thereof.


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     11. Each reference to the Loan Agreement, whether by use of the phrase
"Loan Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Loan Agreement itself, in this Amendment, in any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Loan Agreement as previously amended and as amended by this Amendment.

     12. Except as previously amended and as modified herein, the Loan Agreement and the Loan Documents shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Banks may have thereunder.

     13. The Company and the Guarantor agree to perform and observe all the covenants, agreements, stipulations, and conditions to be performed on its part under the Loan Agreement, the promissory notes and guarantees executed and delivered in connection herewith, the Loan Documents, and all other related agreements, as amended by this Amendment.

     14. The Company and the Guarantor hereby represent and warrant to the Co-Agents and the Banks that (a) the Company and the Guarantor have legal power and authority to execute and deliver the within Amendment; (b) the respective officers executing the within Amendment on behalf of the Company and the Guarantor have been duly authorized to execute and deliver the same and bind the Company and the Guarantor with respect to the provisions provided for herein and therein; (c) the execution by the Company and Guarantor and the performance and observance by the Company and the Guarantor of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Company or the Guarantor or any law applicable to the Company or the Guarantor or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company or the Guarantor; and (d) this Amendment constitute valid and legally binding obligations upon the Company and the Guarantor, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, to general equitable principles and to applicable doctrines of commercial reasonableness.

     15. This Amendment shall become effective only upon its execution by the Company, the Guarantor and the Co-Agents. Execution by the parties hereto may be in any number of counterparts, but all of such counterparts when taken together shall constitute one and the same document.

     16. The capitalized terms used herein shall have the same meanings as the capitalized terms used in the Loan Agreement.


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     IN WITNESS WHEREOF, the Company, the Guarantor, the Banks, the Co-Agents
and the Administrative Agent have hereunto set their hands as of the ___ day of November, 1996.

                                   COMPANY:

                                   GLIMCHER PROPERTIES LIMITED
                                   PARTNERSHIP

                                   By:   GLIMCHER PROPERTIES CORPORATION

                                   Its:  Sole General Partner

                                   By:   /s/ George  A. Schmidt
                                         ------------------------------
                                         George A. Schmidt

                                   Its:  Senior Vice President

                                   GUARANTOR:

                                   GLIMCHER REALTY TRUST

                                   By:   /s/ George A. Schmidt
                                         ------------------------------
                                         George A. Schmidt

                                   Its:  Senior  Vice President

                                   GLIMCHER PROPERTIES CORPORATION

                                   By:   /s/ George A. Schmidt
                                         ------------------------------
                                         George A. Schmidt

                                   Its:  Senior Vice President


                                   BANKS:

                                   THE HUNTINGTON NATIONAL BANK

                                   By:   /s/ Carol G. Smith
                                         ------------------------------
                                         Carol G. Smith

                                   Its:  Vice President

                                   KEYBANK NATIONAL ASSOCIATION

                                   By:   /s/ David C. Bluestone
                                         ------------------------------
                                         David C. Bluestone

                                   Its:  Vice President




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                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By:

                                   Its:

                                   FLEET NATIONAL BANK

                                   By:

                                   Its:

                                   STAR BANK, NATIONAL ASSOCIATION

                                   By:   /s/ Marilyn K. Miller
                                         ------------------------------
                                         Marilyn K. Miller

                                   Its:  Vice President

                                   CORESTATES BANK, NATIONAL ASSOCIATION

                                   By:

                                   Its:

                                   PNC BANK, OHIO, NATIONAL ASSOCIATION

                                   By:

                                   Its:

                                   THE PROVIDENT BANK

                                   By:   /s/ Nick Jevic
                                         ------------------------------
                                         Nick Jevic

                                   Its:  Vice President




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                                   NATIONAL CITY BANK OF COLUMBUS

                                   By:   /s/ Steven A. Smith
                                         ------------------------------
                                         Steven A. Smith

                                   Its:  Vice President


                                   CO-AGENTS:

                                   THE HUNTINGTON NATIONAL BANK

                                   By:   /s/ Carol Smith
                                         ------------------------------
                                         Carol Smith

                                   Its:  Vice President

                                   KEYBANK NATIONAL ASSOCIATION

                                   By:   /s/ David C. Bluestone
                                         ------------------------------
                                         David Bluestone

                                   Its:  Vice President

                                   ADMINISTRATIVE AGENT:

                                   THE HUNTINGTON NATIONAL BANK

                                   By:   /s/ Carol Smith
                                         ------------------------------
                                         Carol Smith

                                   Its:  Vice President




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